UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 31, 2013

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-34649	91-0541437
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan
People’s Republic of China
(Address of principal executive offices)

451271 (Zip Code)

(86) 371-64059863
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 31, 2013, China GengSheng Minerals, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Company’s principle executive offices in China. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended and there was no solicitation in opposition to the board’s solicitation. At the meeting, the stockholders voted on the following proposals and cast their votes as described below:

(1)

A proposal to elect the Company’s Board of Directors to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The individuals listed below were elected.

Nominee	For	Withheld	Broker Non-Votes
Shunqing Zhang	15,840,687	86,577	7,266,141
Jeffrey Friedland	15,839,677	87,587	7,266,141
Jingzhong Yu	15,835,837	91,427	7,266,141
Ningsheng Zhou	15,839,187	88,077	7,266,141
Hsin-I Lin	15,840,837	86,427	7,266,141

(2)	A proposal to ratify the appointment of Li and Company, PC as the Company’s independent registered public accounting firm. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
22,393,852	542,047	257,506	0

(3)	A non-binding, advisory resolution to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
15,617,369	208,395	101,500	7,266,141

(4)	A proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation. “Three Years” was approved.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
315,627	34,582	15,470,014	107,041	7,266,141

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2014	CHINA GENGSHENG MINERALS, INC.

	By:	/s/ Shunqing Zhang
Shunqing Zhang
Chief Executive Officer and Chairman